                                                                    EXHIBIT 25.7

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                           31-0838515
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
             ATTN: SANDRA L. CARUBA, SENIOR COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                             CHUBB CAPITAL TRUST II
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                  36-4527365
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

C/O THE CHUBB CORPORATION
15 MOUNTAIN VIEW ROAD
P.O. BOX 1615
WARREN, NEW JERSEY                                        07061-1615
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                              PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of May, 2003.

                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE

                      BY /s/SANDRA L. CARUBA
                         SANDRA L. CARUBA
                         SENIOR COUNSEL

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                May 16, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Chubb Capital Trust II and Bank One Trust Company, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                  Very truly yours,

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION

                       BY: /s/SANDRA L. CARUBA
                           SANDRA L. CARUBA
                           SENIOR COUNSEL

 BANK ONE TRUST COMPANY, N.A.                                          FFIEC 041
---------------------------------------                                RC-1
 Legal Title of Bank

 COLUMBUS
---------------------------------------
 City                                                                     11

 OH                            43271
---------------------------------------
 State                         Zip Code

FDIC Certificate Number - 21377

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                          Dollar Amounts in Thousands      RCON      Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository
      Institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency
         and coin (1)                                                                      0081        1,055,689     1.a
    b. Interest-bearing balances (2)                                                       0071                0     1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule
         RC-B, column A)                                                                   1754                0     2.a
    b. Available-for-sale securities (from Schedule
         RC-B, column D)                                                                   1773              119     2.b
 3. Federal funds sold and securities purchased
      under agreements to resell:
    a. Federal funds sold                                                                  B987          716,920     3.a
    b. Securities purchased under agreements
         to resell (3)                                                                     B989          397,102     3.b
 4. Loans and lease financing receivables
      (from Schedule RC-C):
    a. Loans and leases held for sale                                                      5369                0     4.a
    b. Loans and leases, net of unearned income                B528      95,531                                      4.b
    c. LESS: Allowance for loan and lease losses               3123         424                                      4.c
    d. Loans and leases, net of unearned income and
         allowance (item 4.b minus 4.c)                                                    B529           95,107     4.d
 5. Trading assets (from Schedule RC-D)                                                    3545                0     5
 6. Premises and fixed assets (including capitalized
      leases)                                                                              2145           13,421     6
 7. Other real estate owned (from Schedule RC-M)                                           2150                0     7
 8. Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M)                                            2130                0     8
 9. Customers' liability to this bank on acceptances
      outstanding                                                                          2155                0     9
10. Intangible assets
    a. Goodwill                                                                            3163                0     10.a
    b. Other intangible assets (from Schedule RC-M)                                        0426            5,567     10.b
11. Other assets (from Schedule RC-F)                                                      2160          372,249     11
12. Total assets (sum of items 1 through 11)                                               2170        2,656,174     12

-------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

BANK ONE TRUST COMPANY, N.A.                                           FFIEC 041
-----------------------------------                                    RC-2
Legal Title of Bank

FDIC Certificate Number - 21377                                          12

SCHEDULE RC - CONTINUED

                        Dollar Amounts in Thousands                                 RCON   Bil Mil Thou
----------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)    2200     1,524,707    13.a
       (1) Noninterest-bearing (1)                              6631    966,383                           13.a.1
       (2) Interest-bearing                                     6636    558,324                           13.a.2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
    a. Federal funds purchased (2)                                                  B993             0    14.a
    b. Securities sold under agreements to repurchase (3)                           B995             0    14.b
15. Trading liabilities (from Schedule RC-D)                                        3548             0    15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M):                                       3190             0    16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                        2920             0    18
19. Subordinated notes and debentures (4)                                           3200             0    19
20. Other liabilities (from Schedule RC-G)                                          2930       933,994    20
21. Total liabilities (sum of items 13 through 20)                                  2948     2,458,701    21
22. Minority interest in consolidated subsidiaries                                  3000             0    22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                   3838             0    23
24. Common stock                                                                    3230           800    24
25. Surplus (exclude all surplus related to preferred stock)                        3839        45,157    25
26. a. Retained earnings                                                            3632       151,514    26.a
    b. Accumulated other comprehensive income (5)                                   B530             2    26.b
27. Other equity capital components (6)                                             A130             0    27
28. Total equity capital (sum of items 23 through 27)                               3210       197,473    28
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)                                                   3300     2,656,174    29

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the        RCON      Number
   bank by independent external auditors as of any date during 2002                 6724           2       M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank managements's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3) Includes all securities repurchase agreements, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.